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                                                                  Rule 424(b)(2)
                                                       Registration No. 33-51804


PRICING SUPPLEMENT NO. 7 DATED September 23, 1997

(To Prospectus Dated September 23, 1997, as supplemented by Prospectus Supplement Dated September 23, 1997)

                       GREEN TREE FINANCIAL CORPORATION

                          Medium-Term Notes, Series A

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
Form of Note:                                       Issue Price (Percentage of Principal): 99.737%

 . Book-Entry                                        Commissions (Percentage of Principal): 0.50%

                                                    Net Proceeds: $218,321,400.00

Principal Amount: $220,000,000.00                   Interest Rate/Initial Interest Rate: 6.50%

Original Issue Date: 9/26/97
                                                    Interest Payment Dates: 3/1; 9/1

Maturity Date: 9/26/02
                                                    Regular Record Dates: 2/15; 8/15

Interest Rate Basis (and, if applicable, related
Interest Periods):                                  Interest Determination Dates: N/A

 . Fixed Rate Note-30/360                            Interest Reset Date: N/A

Redemption Terms:                                   Index Maturity: N/A

      N/A                                           Spread: N/A

                                                    Spread Multiplier: N/A

Other Terms:
                                                    Maximum Interest Rate: N/A

      N/A                                           Minimum Interest Rate: N/A

                                                    For Original Issue Discount Notes:

                                                    Original Issue Discount: N/A
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Agents:

Merrill Lynch     $70,000,000.00 DTC #5132
Lehman Brothers   $50,000,000.00 DTC #636
Morgan Stanley    $50,000,000.00 DTC #050
CS First Boston   $50,000,000.00 DTC #355